Ioanis Jorgali, Investors 629.213.6139 ioanis.jorgali@alliancebernstein.com	Carly Symington, Media 629.213.5568 carly.symington@alliancebernstein.com

AB Announces September 30, 2024 Assets Under Management
Nashville, TN, October 9, 2024 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management increased to $806 billion during September 2024 from $791 billion at the end of August. The 2% increase in month-end AUM was driven by market appreciation and net inflows into all three distribution channels - Retail, Institutions and Private Wealth. For the quarter-ended September 2024, preliminary firmwide net inflows totaled $0.9 billion.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At September 30, 2024				Aug 31,
					2024

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$55	$161	$55	$271	$268
Passive	25	38	6	69	68
Total Equity	80	199	61	340	336

Fixed Income
Taxable	121	76	19	216	211
Tax-Exempt	2	40	29	71	70
Passive	1	11	—	12	11
Total Fixed Income	124	127	48	299	292

Alternatives/Multi-Asset Solutions(1)	132	8	27	167	163
Total	$336	$334	136	806	791

	At August 31, 2024

Total	$329	$328	$134	$791

(1) Includes certain multi-asset solutions and services not included in equity or fixed income services.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, integration of acquired companies, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2023 or form 10-Q for the quarter ended June 30, 2024. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of September 30, 2024, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 39.3% of AllianceBernstein and Equitable Holdings, Inc. ("EQH"), directly and through various subsidiaries, owned an approximate 61.6% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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